Exhibit 99.1

Contact Information

Investor Relations:

Brian M. Dunn

OmniVision Technologies, Inc.

Ph: 408.653.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FIRST QUARTER OF FISCAL 2011

~ First Quarter Revenues Grow 83% Year-Over-Year ~

~ Expects 14 to 24 Percent Sequential Revenue Increase for Second Fiscal Quarter  ~

SANTA CLARA, Calif., — August 26, 2010 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal first quarter ended July 31, 2010.

Revenues for the first quarter of fiscal 2011 were $193.1 million, as compared to $157.2 million in the fourth quarter of fiscal 2010, and $105.6 million in the first quarter of fiscal 2010. GAAP net income attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2011 was $16.9 million, or $0.30 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $3.5 million, or $0.07 per diluted share in the fourth quarter of fiscal 2010, and a net loss attributable to OmniVision Technologies, Inc. of $9.9 million, or $0.19 per share in the first quarter of fiscal 2010.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2011 was $22.4 million, or $0.39 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2010 was $10.0 million, or $0.18 per diluted share. Non-GAAP net loss attributable to OmniVision Technologies, Inc. in the first quarter of fiscal 2010 was $3.9 million, or $0.08 per share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and the related tax effects which OmniVision Technologies, Inc. does not consider to be directly related to its core operating performance. Please refer to the attached schedule for a reconciliation of GAAP net income (loss) attributable to OmniVision Technologies, Inc. to non-GAAP net income (loss) attributable to OmniVision Technologies, Inc. for the three months ended July 31, 2010, July 31, 2009 and April 30, 2010.

Gross margin for the first quarter of fiscal 2011 was 26.9% as compared to 24.9% for the fourth quarter of fiscal 2010 and 22.4% for the first quarter of fiscal 2010. The sequential increase in first quarter gross margin reflected a continuing improvement in product mix resulting from a substantial increase in 5-megapixel sensor revenues. The Company ended the period with cash, cash equivalents and short-term investments totaling $349.0 million, an increase of $15.4 million from the previous quarter.

“We are again pleased by our reported results this quarter which reflect our constant focus on our technology, customers and performance. Our successful execution in the first fiscal quarter was made possible by a number of factors, including our technological strength and a continuing commitment to the advancement of imaging technology,” stated Shaw Hong, chief executive officer of OmniVision Technologies, Inc.

“As the first company to commercialize the use of backside illumination technology, we are particularly pleased by the remarkable increase in our BSI-based 5- and 8-megapixel product revenues during the first fiscal quarter,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal second quarter 2011 revenues will be in the range of $220 million to $240 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.36 and $0.49 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.46 and $0.59 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-804-6921 (domestic) or 857-350-1667 (international) and entering passcode 67394423.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 72312010.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, netbooks and webcams, security and surveillance systems, digital still and video cameras, entertainment devices, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the three months ending October 31, 2010 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; fluctuations of wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income (loss) and net income (loss) per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income (loss) per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income (loss) did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income (loss) and non-GAAP net income (loss) per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income (loss) per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending October 31, 2010
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.36	$0.49	$0.10	(1)	$0.46	$0.59

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	July 31,	April 30,
	2010	2010
ASSETS
Current assets:
Cash and cash equivalents	$277,564	$234,023
Short-term investments	71,460	99,555
Accounts receivable, net of allowances for doubtful accounts and sales returns	93,744	74,261
Inventories	140,960	133,993
Refundable and deferred income taxes	2,445	1,990
Prepaid expenses and other current assets	6,552	9,380
Total current assets	592,725	553,202
Property, plant and equipment, net	121,760	121,547
Long-term investments	99,198	92,121
Goodwill	1,122	439
Intangibles, net	7,806	4,891
Other long-term assets	25,082	25,493
Total assets	$847,693	$797,693

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$95,924	$85,487
Accrued expenses and other current liabilities	17,399	19,506
Deferred revenues, less cost of revenues	11,776	10,661
Current portion of long-term debt	4,292	4,286
Total current liabilities	129,391	119,940
Long-term liabilities:
Long-term income taxes payable	90,688	90,626
Non-current portion of long-term debt	44,661	45,428
Other long-term liabilities	6,075	4,727
Total long-term liabilities	141,424	140,781
Total liabilities	270,815	260,721

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 66,392 shares issued and 53,851 outstanding at July 31, 2010 and 64,616 shares issued and 52,075 outstanding at April 30, 2010, respectively	66	65
Additional paid-in capital	467,049	441,077
Accumulated other comprehensive income	1,255	870
Treasury stock, 12,541 shares at July 31, 2010 and April 30, 2010, respectively	(178,683)	(178,683)
Retained earnings	287,191	270,253
Total OmniVision Technologies, Inc. stockholders’ equity	576,878	533,582
Noncontrolling interest	—	3,390
Total equity	576,878	536,972
Total liabilities and equity	$847,693	$797,693

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	July 31,
	2010	2009
Revenues	$193,071	$105,560
Cost of revenues	141,116	81,890
Gross profit	51,955	23,670

Operating expenses:
Research, development and related	20,232	18,432
Selling, general and administrative	14,329	14,160
Total operating expenses	34,561	32,592

Income (loss) from operations	17,394	(8,922)
Interest expense, net	(200)	(204)
Other income, net	1,493	568
Income (loss) before income taxes	18,687	(8,558)

Provision for income taxes	1,781	1,188
Net income (loss)	16,906	(9,746)
Net income (loss) attributable to noncontrolling interest	(32)	110
Net income (loss) attributable to OmniVision Technologies, Inc.	$16,938	$(9,856)

Net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.32	$(0.19)
Diluted	$0.30	$(0.19)

Shares used in computing net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	53,214	50,574
Diluted	56,572	50,574

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Three Months Ended
	July 31,		April 30,
	2010	2009	2010
GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$16,938	$(9,856)	$3,546
Add:
Stock-based compensation in cost of revenues	533	808	520
Stock-based compensation in research, development and related expenses	2,564	2,453	2,480
Stock-based compensation in selling, general and administrative expenses	2,038	2,837	2,242
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	313	(179)	1,246
Non-GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$22,386	$(3,937)	$10,034

GAAP provision for income taxes	$1,781	$1,188	$1,267
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	313	(179)	1,246
NON-GAAP provision for income taxes	$1,468	$1,367	$21

Non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.42	$(0.08)	$0.19
Diluted	$0.39	$(0.08)	$0.18

Shares used in computing non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	53,214	50,574	51,711
Diluted	57,149	50,574	54,588